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                                                                   Exhibit 10(c)

                         ASSIGNMENT OF RIGHTS AGREEMENT
                         ------------------------------

         ASSIGNMENT AGREEMENT, dated as of November 5, 2000 (the "Assignment Agreement"), by and among R. DAVID THOMAS A/K/A DAVE THOMAS a resident of Ft. Lauderdale, Florida ("THOMAS") and WENDY'S INTERNATIONAL, INC., an Ohio corporation ("WENDY'S).

         WHEREAS, Wendy's is a corporation that engages in the Quick Service Restaurant business internationally and advertises and promotes it products and services through all of the major media;

         WHEREAS, Thomas is the Founder and Senior Chairman of Wendy's, the international chain of restaurants that are dedicated to delivering food and service in a prompt manner ("Quick Service Restaurants" or "QSR"); and,

         WHEREAS, Thomas also is the founder and currently a Trustee of the Dave Thomas Foundation for Adoption, Inc. ("Foundation"), which is dedicated to helping children find permanent homes and loving families; and,

         WHEREAS, Wendy's has used Thomas as a spokesperson and focal point for Wendy's QSR products and services for many years and has, through its extensive investment in the advertising and promotional use of Thomas's name, likeness, image, voice, caricature, endorsement rights and photographs (the "Thomas Persona") made the Thomas Persona well known in the United States and throughout the world and a valuable asset for Thomas; and,

         WHEREAS, Thomas has served as the chief spokesperson for Wendy's and has been featured in advertising campaigns (the "Dave Ads"); and,

         WHEREAS, Thomas understands and acknowledges that the Thomas Persona asset has acquired increased value as a result of Wendy's use of Thomas as a spokesperson and focal point


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of the long running series of advertisements and, as a result of Wendy's promotion of the Thomas Persona, the Thomas Persona has become associated by the public as representative of Wendy's, its services and its products; and,

         WHEREAS, both parties hereto desire to maintain the Wendy's - Thomas association in the public mind and to have Wendy's have the ability to use the Thomas Persona in advertising and as a spokesperson for Wendy's services and products; and,

         WHEREAS, both parties recognize the importance of maintaining the status of the Thomas Persona throughout Thomas's life and after his death as a wholesome ideal free of any approbation by any segment of the public; and,

         WHEREAS, the parties recognize that control of the use of the Thomas Persona must reside with one entity that has the longest range interest in maintaining the high ideal status of the Thomas Persona and because of the economic investment and risk of harm that would occur to Wendy's if the Thomas Persona were to become used in any manner adverse to said high ideals, the parties recognize that entity is Wendy's; and,

         WHEREAS, pursuant to the terms and conditions of this Assignment Agreement, Thomas desires to assign to Wendy's, and Wendy's desires to assume from Thomas the entire right, title, interest and ownership in and to the Thomas Persona which ownership includes the sole and exclusive right to commercially use the Thomas Persona, including all Derivative Works of it (as defined herein).

         NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants, agreements and conditions hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

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I.       DEFINITIONS

For all purposes of this Assignment Agreement, except as otherwise expressly provided herein or unless the context otherwise requires, each of the following terms shall have the following respective meanings:

         "AFFILIATE" and "ASSOCIATE" have the meanings prescribed by Rule 12b-2 of the regulations promulgated pursuant to the Securities Exchange Act of 1934, as amended and shall have the additional meaning of family members of the Thomas family and any and all heirs of R. David Thomas.

         "DAMAGES" means lost profits, lost sales, diminution of the value of an asset, assessments, liabilities, costs and expenses, including, without limitation, interest, penalties and reasonable attorneys' fees, charges and disbursements and reasonable consultants' fees.

         "WORK" means any use of the Thomas Persona or any of the Thomas Persona elements in any machine or human recognizable form now in existence or known or that are later developed, including without limitation to, print media, video, film, audio, three dimensional objects, books, music and other expressions of the intellect.

         "DERIVATIVE WORKS" means all new work, in any and all media now in existence or known or that are later developed, which incorporate any elements of the Thomas Persona that have been or will be developed, created, and/or recorded, including, but not limited to, using present footage of Thomas in different settings than the original or with different audio tracks.

         "GOVERNMENTAL AGENCY" means any federal, state, local, foreign or other governmental agency, instrumentality, commission, authority, board or body.

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         "LIENS" means any mortgage, pledge, lien, security interest, conditional sale agreement, easement, leasehold, interest, license, restriction, charge, claim or other encumbrance or commitment or obligation of any kind (whether absolute, accrued, contingent or otherwise).

         "PERSON" means any individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated association, government and political subdivision thereof.

         "PROPERTY RIGHTS" means the exclusive rights in and to the Thomas Persona and its individual elements including the registration rights in it and/or any Derivative Works as trademarks, copyrights, domain names or any other intellectual properties now or in the future recognized anywhere in the world and in perpetuity for any and all purposes, subject to the restrictions which Wendy's agrees to in Section 3.02(a) of this Assignment Agreement.

         "SUBSIDIARY" means another Person (a) more than fifty percent (50%) of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are owned or controlled, directly or indirectly, by a party hereto, or (b) that does not have outstanding shares of securities, as may be the case in a partnership, joint venture, limited liability company or unincorporated association, but more than fifty percent (50%) of the ownership interest representing the right to make the decisions for such corporation, company, or other entity is, now or hereafter, owned or controlled, directly or indirectly, by such party. Such corporation, company, or other entity shall be deemed to be a Subsidiary only so long as such ownership or control exists.

         "TRADEMARK" or "MARK" means a name, brand, domain name, service mark and/or trademark registered or unregistered in any country or other political division anywhere in the world that is used to identify or is intended to identify the source of a service or product.

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II.      TRANSFER OF RIGHTS

         2.01. RIGHTS TRANSFERRED. Subject to the terms and conditions of this Assignment Agreement, Thomas irrevocably conveys, assigns, transfers and delivers to Wendy's all of his rights, title and interest in and to the Thomas Persona and all Property Rights associated therewith; provided, however, that Thomas, or his heirs, reserves the rights to receive all royalties and residuals for works he creates as an author or artist unrelated to and apart from the use of the Thomas Persona and for the use of the Thomas Persona as set forth in paragraph 7.04.

         2.02. EXPRESS AGREEMENT. Except as and to the extent expressly provided in this Assignment Agreement, Wendy's has not agreed to assume, and will not have any liability or obligation with respect to, any liability or obligation, direct or indirect, absolute or contingent, of Thomas or any of Thomas's Associates or his Affiliates.

III.     CONTROL OF AND USE OF THOMAS PERSONA

         3.01. WENDY'S DISCRETION. Wendy's shall have full authority and discretion to use the Thomas Persona for any purpose it chooses, subject to covenants contained in Section 3.02.

         3.02. COVENANTS REGARDING USE BY WENDY'S. Wendy's agrees to limit its use of the Thomas Persona solely to advertising, promotion, marketing, public relations, sales and related activities specifically pertaining to Wendy's as Wendy's is currently, or may in the future be, positioned provided that such use of the Thomas Persona does not lead to disparagement, ridicule or disrepute of Thomas during his lifetime or to the Thomas Persona after Thomas's death. Wendy's further agrees that it will at all times use the Thomas Persona in a manner, commensurate with Community Standards (as defined in Section 3.03(b)). Wendy's acknowledges that the Foundation, for so long as it maintains its present purpose and ideals, has an interest in the maintenance of the Thomas Persona as a wholesome family oriented image. In

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furtherance of Wendy's and the Foundation's obligations to maintain the quality image of the Thomas Persona in accordance with community standards, Wendy's shall license the Foundation to use the Thomas Persona as set forth in paragraph 3.04, such License to be executed concurrently with the execution of this Assignment. The License will provide for the Foundation to question Wendy's use of the Thomas Persona if, in the Foundation's reasonable belief, Wendy's use of the Thomas Persona does not meet the local community standards as described in paragraph 3.03 (b).

         (a) CONTROL. To determine and enforce the community standards requirement, an independent Standards Committee will be created as set forth in
Section 3.03 which Committee shall be convened at the request of Dave Thomas, during his life time and capacity to act independently; thereafter, in the event of Dave Thomas's death or incapacity, during the life of Dave Thomas's wife Lorraine's lifetime and capacity to act independently; and thereafter, in the event of Lorraine Thomas's death or incapacity, the lifetime and capacity of the adult lineal descendants of Dave Thomas (collectively the "Thomas Interests"), if in their view the use of the Thomas Persona by Wendy's is in a manner inconsistent with such standards.

         Notwithstanding the establishment of a Community Standards Committee, Wendy's specifically agrees that it shall not, under any circumstances, use the Thomas Persona or any trademarks or other rights derived from the Thomas Persona which such rights identify Thomas, for any firearms, medical devices, pharmaceutical or over the counter drugs, including specifically, but without limitation to, alcohol, tobacco and/or birth control products and/or in support of services designed to promote birth control or the restriction of family size.



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         3.03. STANDARDS COMMITTEE. In order to determine compliance with the
Community Standards, Wendy's shall establish and endow an independent Standards Committee, which shall be organized and shall operate as follows:

                  (a) COMPOSITION. The Standards Committee shall consist of a total of five (5) members reflecting the community at large, including one representative appointed from the Columbus Bar Association ("CBA"), one representative from the Columbus, Ohio Chamber of Commerce; one representative from the Columbus, Ohio chapter of the Council of Christians and Jews, and two members at-large, appointed by the Franklin County Probate Court from the Greater Columbus, Ohio community. The Court shall assure by its selection that Standards Committee shall at all times include at least one member that is a racial minority and shall contain members of different sexes. The Columbus Bar Association committee member shall be designated as the Chairman of the Standards Committee.

                  (b) PURPOSE AND GOVERNING STANDARD. The Standards Committee's purpose shall be to determine that the uses of the Thomas Persona by Wendy's comport with the community standards as represented by the Greater Columbus, Ohio community. The Committee shall be convened upon the request of the appropriate Thomas Interests on the one part or Wendy's on the other when either party disagrees on the appropriateness of a use of the Thomas Persona by Wendy's.

                  (c) PURPOSE OF ENDOWMENT. Wendy's shall initially endow the Standards Committee in an amount of not less than one hundred and fifty thousand dollars (US $150,000) which amount shall be placed in a trust account at a federally insured bank in Columbus, Ohio with a minimum of one hundred million dollars in assets (the "Endowment Fund") and the interest accrued thereon paid to Wendy's annually or, at Wendy's sole option, added to the



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principle in the trust account. Wendy's shall see that the trust amount is adjusted for inflation annually so that the trust amount remains at purchasing level equivalent to $150,000.00 in the year 2000. The Endowment Fund may be used as the Standards Committee deems reasonably appropriate including payment of an hourly rate to its members in the amount that they would charge clients or customers of their regular services, but in no instance more than an amount adjusted to equate to $250.00 per hour in the year 2000. The Endowment Fund may be used to pay for the services of a secretary as, if and when needed. Moreover, in the event a dispute arises between the Thomas Interests and Wendy's and the Procedure outlined in paragraph 3.03(d) hereof is instituted and the Standards Committee, in its sole discretion, determines that legal and/or expert advice is necessary for it to present its position, Endowment Fund money may be used for such purposes and shall be immediately replenished by Wendy's so that the initial amount is always available to the Standards Committee at any given time. It is contemplated by the parties hereto that the Standards Committee will only rarely need to convene.

                  (d) PROCEDURE. If, at any time, the Thomas Interests believes that any use of the Thomas Persona by Wendy's or its Affiliates or Associates is a disparaging use or use in a demeaning manner in violation of the Covenants of
Section 3.02, the Thomas Interests may immediately notify Wendy's in writing, setting forth the reasons for the objection. Upon receipt of such notification, Wendy's shall have ten (10) days from the receipt thereof to respond to the objection with a written description of how it proposes to address the stated concerns. The Thomas Interests and Wendy's shall use their best efforts to resolve between themselves, all issues with respect to the disputed use.

                  (e) DISPUTE RESOLUTION. If the Thomas Interests and Wendy's are unable to reach a resolution with respect to the disputed use, they or either of them may ask that the



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Standards Committee be convened and may present the matter to the Standards
Committee for determination upon procedures that are established by the Standards Committee which the parties hereto recommend should follow recognized arbitration proceeding procedures streamlined to the greatest extent possible to provide for as expedient and inexpensive resolution as possible. The decision of the Standards Committee shall be binding and final.

         3.04. DAVE THOMAS FOUNDATION AND CHARITY WORK. The parties hereto agree and understand that Thomas is actively involved in the Foundation and that the Foundation has the name Dave Thomas in its corporate title. In order to protect the Property Rights acquired by Wendy's by this Agreement, to allow Thomas to continue his work in connection with the Foundation, to allow the Foundation to use "Dave Thomas" in its corporate title, to allow Thomas to use his Persona in the promotion of the Foundation during his lifetime and to allow the Foundation to use the Thomas Persona after Thomas's death for Foundation purposes as the Foundation is presently constituted, Wendy's shall contemporaneously with the signing of this Agreement execute a License Agreement with the Foundation in the form annexed hereto as Exhibit A (the "License Agreement"). The parties acknowledge and agree that the License Agreement shall and does require that the Foundation shall always make use of the Thomas Persona in a manner that is not adverse or inimical to the commercial interests of Wendy's and that Wendy's, as the owner of the Thomas Persona, shall have certain rights of quality control to assure that the Foundation's uses of the Thomas Persona are in accordance with the high standards the parties want to maintain for the use of the Thomas Persona.

         3.05. OTHER PERMITTED ACTIVITIES OF THOMAS. During Thomas's lifetime Thomas shall be allowed to continue to use his name as his personal identification in connection with his activities on the Boards of, or in connection with, for profit and not-for-profit corporations,



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charities, clubs, fraternal and religious organizations and other worthwhile causes (collectively Thomas Associations) so long as such activities are not, in Wendy's reasonable opinion, inconsistent with Wendy's commercial interests. Wendy's agrees that Thomas's participation in the capacities and entities listed on Schedule A are not inconsistent with Wendy's commercial interests. It is specifically understood, acknowledged and agreed that Thomas may not allow his Persona, or any elements of it, to be used for any promotional, advertising, endorsement or other commercial or not-for-profit purposes the Thomas Associations with which he is associated without the prior written agreement by Wendy's who shall, in its sole discretion, determine whether to agree to such uses.

         3.06. PROSCRIBED ACTIVITIES. The parties hereto, agree and understand that nothing herein is intended to prevent Thomas from associating with whomever he, in his sole discretion, pleases in his personal life; provided however, that Thomas understands that to the extent his personal life associations become matters of public interest, through news media or other public forums, and such associations cause embarrassment to Wendy's or cause it to lose goodwill with any segment of its market as Wendy's, in its sole discretion, shall decide or cause Wendy's to no longer be able to use the Thomas Persona for its products and services, Wendy's, in its sole discretion, can terminate this Agreement subject to the provisions of paragraph 6.02 below. Thomas therefore agrees to the following restrictions on his conduct and activities:

                  (a) POLITICAL ACTIVITIES. Thomas shall not seek or hold political office or seek to or hold an office in a political party or any other organization which, in Wendy's reasonable opinion, engages in causes or activities detrimental to Wendy's commercial interests. Nothing in the foregoing shall, however, restrict Thomas from belonging to (i) the Ft. Lauderdale Baptist Church, or (ii) any political party that qualifies for federal matching funds or
(iii) personally



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associating with whomever he chooses at any time provided such associations do not bring disrepute or embarrassment to the Thomas Persona.

                  (b) NO DISREPUTABLE CONDUCT Thomas will, at all times, conduct himself with due regard to not bringing disrepute or embarrassment on the Thomas Persona or Wendy's or its products or otherwise impairing the ability of Wendy's to use the Thomas Persona as provided herein. Wendy's will, at all times, conduct itself with due regard to not bringing disrepute or embarrassment on Thomas or the Thomas Persona.

IV.      PURCHASE PRICE

                  (a) The purchase price ("Purchase Price") paid to Thomas shall be an amount equal to that which would fund the purchase of an annuity at competitive market rates, with a company mutually agreed upon; such annuity being based upon Thomas' actuarial life to fund a $500,000 per annum payment for a period of fifteen (15) calendar years, with the first payment commencing on the fifth year anniversary date of the Effective Date of this Assignment Agreement, and otherwise upon terms and conditions and in form and substance satisfactory to the parties.(1) The Purchase Price shall be paid on a mutually agreeable date, but in no event shall such date be later than January 4, 2001.

                  (b) Wendy's agree to furnish or reimburse Thomas for the reasonable, prior approved costs of office facilities, secretarial services, security and transportation for Thomas personally to pursue and meet his obligations under this Assignment Agreement. This obligation of Wendy's is personal to Thomas and may not be assigned or devised.

                  (c) The Purchase Price for the Thomas Persona and all Property Rights associated therewith set forth herein shall be allocated in total to the acquisition of an intangible

---------
(1)(NOTE: It is anticipated by the parties that this amount shall be approximately $4.7 - $4.8 million.)


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asset. Wendy's and Thomas agree to use the allocation for federal and state income tax purposes and to cooperate in the preparation and timely filing of IRS Form 8594 reflecting the allocation.

V.       REPRESENTATIONS AND WARRANTIES

         5.01. OF THOMAS. Thomas hereby represents and warrants to Wendy's as follows:

                  (a) AUTHORITY. Thomas has the power and authority to enter into this Assignment Agreement and the other agreements, documents and instruments to be executed and delivered by him pursuant hereto, and to carry out the transactions contemplated hereby and thereby.

                  (b) VALID AND BINDING AGREEMENT. This Assignment Agreement and each of the other agreements, documents and instruments executed and delivered by Thomas pursuant hereto constitutes a valid and binding agreement of Thomas, enforceable against him in accordance with its terms to the extent permissible by applicable law or regulation.

                  (c) NO VIOLATION. Neither the execution and delivery of this Assignment Agreement or any other agreements, documents and instruments to be executed and delivered by Thomas pursuant hereto nor the consummation by Thomas of the transactions contemplated hereby or thereby will, to Thomas' knowledge
(i) violate or conflict with any statute, law, ordinance, rule, regulation, order, judgment or decree affecting Thomas, or (ii) result in the creation of any Lien against Thomas or any of the Property Rights; or (iii) violate or conflict with or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by any contract, commitment, understanding, arrangement, agreement or restriction of any kind or character to which Thomas is a party or by which Thomas may be bound or affected, or to which Thomas or the Property Rights are subject, or (iv) cause, or give any Person grounds to



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cause (with or without notice, the passage of time, or both), the acceleration of the maturity of any debt, liability or obligation of Thomas , or increase any such liability or obligation or have any other adverse effect. Except as herein provided, no consent, approval, authorization, order, permit, action by, registration, declaration or filing with any Governmental Agency or other third party is required in connection with the execution and delivery by Thomas of this Assignment Agreement, any other agreements, documents and instruments to be executed and delivered by Thomas pursuant hereto or by the consummation by Thomas of the transactions contemplated hereby or thereby.

                  (d) RIGHTS. To the best of Thomas's actual knowledge, the Property Rights herein conveyed do not conflict with or infringe any similar rights of any other Person. Thomas has not and to his actual knowledge no one on his behalf has previously assigned any of the Property Rights and no one has claim to the Property Rights. To Thomas's knowledge, no claims have been asserted by any Person or entity with respect to the ownership, validity, license or use of the Property Rights and there is no basis for any such claims. Thomas, in conjunction with Wendy's has taken reasonable measures to enforce, maintain and protect his interests in and, to the Property Rights. Thomas has, and upon consummation of the transfer of the Property Rights contemplated hereby will deliver to Wendy's, the sole and exclusive ownership of the Property Rights.

                  (e) ADVICE OF COUNSEL. Thomas has entered into this Assignment Agreement with the advice of counsel of his own choosing and understands his rights and obligations under this Assignment Agreement.

                  (f) DISCLOSURE. No representation or warranty to Wendy's contained in this Assignment Agreement, and no statement contained in any certificate, document or instrument



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delivered by Thomas pursuant hereto contains, to Thomas's knowledge, any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading.

         5.02. OF WENDY'S. Wendy's hereby represents and warrants to Thomas as follows:

                  (a) AUTHORITY. Wendy's is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio. Wendy's has the power and authority to enter into this Assignment Agreement and the other agreements, documents and instruments to be executed and delivered by it pursuant hereto, and to carry out the transactions contemplated hereby and thereby.

                  (b) VALID AND BINDING AGREEMENT. This Assignment Agreement constitutes, and when executed and delivered each of the other agreements, documents and instruments to be executed and delivered by Wendy's pursuant hereto will constitute a valid and binding agreement enforceable against Wendy's each in accordance with its terms.

                  (c) NO VIOLATION. Neither the execution and delivery of this Assignment Agreement or the other agreements, documents and instruments to be executed and delivered by Wendy's pursuant hereto nor the consummation by Wendy's of the transactions contemplated hereby or thereby will, to Wendy's knowledge (i) conflict with any provision of the Certificate of Incorporation or By-Laws of Wendy's, or (ii) violate or conflict with or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or will result in the termination of, or accelerate the performance required by, or result in the creation of any Lien upon Wendy's or any of the Property Rights or have any other adverse effect under, any term or provision of the Certificate of Incorporation or By-Laws of Wendy's or of any contract, commitment, understanding, arrangement, agreement or restriction of any kind or



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character to which Wendy's is a party or by which Wendy's may be bound or affected, or to which Wendy's or the Property Rights are or will be subject, or
(iii) cause, or give any Person grounds to cause (with or without notice, the passage of time, or both), the maturity or acceleration of the maturity of any debt, liability or obligation of Wendy's, or will increase any such liability or obligation or have any other adverse effect. Except as herein provided, no consent, approval, authorization, order, permit, action by, registration, declaration or filing with any Governmental Agency or other third party is required in connection with the execution and delivery by Wendy's of this Assignment Agreement, the other agreements, documents and instruments to be executed and delivered by Wendy' pursuant hereto or the consummation by Wendy's of the transactions contemplated hereby or thereby.

                  (d) ADVICE OF COUNSEL. Wendy's has entered into this Assignment Agreement with the advice of counsel of its own choosing and understands its rights and obligations under this Assignment Agreement.

                  (e) DISCLOSURE. No representation or warranty to Thomas contained in this Assignment Agreement, and no statement contained in any certificate, document or instrument delivered by Wendy's pursuant hereto contains, to Wendy's knowledge, any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading.

VI.      SURVIVAL OF REPRESENTATIONS AND REMEDIES

         6.01. SURVIVAL OF REPRESENTATIONS. All representations, warranties and agreements made by any party in this Assignment Agreement or pursuant hereto shall survive expiration or termination of this Assignment Agreement.



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         6.02. REMEDIES. If, in Wendy's opinion, Thomas shall have violated the provisions of paragraph 3.06, 3.06(a) or 3.06(b) of this Assignment Agreement, Wendy's shall, in addition to all other legal and equitable remedies, including damages and injunctive relief against Thomas and/or his beneficiaries and/or heirs which it may obtain from a court of competent jurisdiction have the right to declare that this Assignment Agreement is terminated. In the event that Wendy's, in its sole determination, decides that Thomas has violated the provisions of paragraphs 3.06, 3.06(a) and/or 3.06(b) of this Assignment Agreement and declares this Assignment Agreement to be terminated, it shall so notify Thomas in writing. Upon receipt of such written notice Thomas shall have ten (10) days from the date of delivery of the notice from Wendy's to request by written response to Wendy's, with a copy to the Chairman of the Standards Committee , that the matter of the termination of this Assignment Agreement be submitted for review to the Standards Committee. The Standards Committee shall convene within ten days of receipt of the request and hear the reasons of Wendy's as to why the Assignment Agreement should be declared terminated and the reasons of Thomas as to why it should not be terminated. The Standards Committee shall render its decision within seven (7) days of the hearing and its decision shall be final and non-appealable as to the issue of termination of this Assignment Agreement. In the event that the Standards Committee agrees with Wendy's, Thomas shall immediately abide by the decision of the Standards Committee or Wendy's may, in its sole determination, declare that the assignment provided herein is paid in full and no more payments or reimbursements need to be made to Thomas or his beneficiaries. Wendy's may not withhold any payments due under this Assignment Agreement unless and until there has been a final, non-appealable decision of the Standards Committee, adverse to Thomas. It is understood and acknowledged that in the event of the termination of this Assignment



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Agreement as provided herein, the rights assigned hereunder remain the sole and exclusive property of Wendy's.

                  (a) ADDITIONAL REMEDIES OF WENDY'S. Notwithstanding the provisions of paragraph 6.02 hereof, Wendy's shall have the right to seek legal and equitable remedies through the courts to protect its goodwill and prevent the continuation of the complained of acts, to obtain damages caused by the acts and/or for the loss of goodwill in the Property Rights. Further, in the event that the decision of the Standards Committee favors Wendy's it may seek the enforcement of the Standards Committee's decision in a court of competent jurisdiction.

                  (b) ADDITIONAL REMEDIES OF THOMAS. In the event of a material breach of this Agreement by Wendy's, Thomas may seek legal remedies from the courts or equitable remedies requiring specific performance by Wendy's. The parties agree that under no circumstances may Thomas or his heirs or assigns seek the return of the rights in and to the Thomas Persona, the Property Rights or any of them. The parties agree that the assignment herein made is final.

VII.     MISCELLANEOUS

         7.01. WAIVER OF COMPLIANCE. Any failure of any party to comply with any obligation, covenant, agreement or condition herein may be expressly waived in writing by the other parties hereto, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

         7.02. FURTHER ASSURANCES. From time to time, at the request of Wendy's and without further consideration, Thomas agrees that he will execute and deliver to Wendy's such documents and take such other action (but without incurring any material financial obligation) as



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Wendy's may reasonably request in order to consummate more effectively the transactions contemplated hereby, including, without limitation, consent to trademark applications in the United States Patent and Trademark Office or elsewhere throughout the world for the registration of Trademarks of the Thomas Persona or elements of it and other documents needed to vest in Wendy's good, valid and marketable title in and to the Thomas Persona and the Property Rights and any of them being transferred hereunder. Thomas also agrees to reasonably assist Wendy's in the enforcement of any rights in the Property Rights.

         7.03. ASSIGNMENT. This Assignment Agreement may be assigned by Wendy's to any of its Subsidiaries, Affiliates and/or Associates as it deems in its sole opinion to be best for the operations of its business, provided such assignment does not permit the use of the Thomas Persona apart from the business of Wendy's. Wendy's shall not sell or assign rights to the Thomas Persona or any Trademarks encompassing the Thomas Persona or any elements of it ("Thomas Trademarks") in gross, i.e., apart from the ongoing business with which the Thomas Persona or the Thomas Trademarks are then currently publicly associated and shall not sell or assign such rights apart from the company named Wendy's other than as herein provided. Any assignment permitted hereunder shall be made only in the event that the assignee agrees in writing to be bound by the terms and conditions of this Assignment Agreement, including without limitation the covenants contained in Section III. Any attempted assignment in violation of this Section 7.03 shall be null and void.

         7.04. ENTIRE AGREEMENT. This Assignment Agreement, the License Agreement and the other agreements, instruments and writings referred to herein or delivered pursuant hereto contain the entire understanding of the parties with respect to its subject matter; provided that nothing herein is intended to affect nor shall be interpreted as affecting the terms and conditions of the Screen Actors Guild and/or other union agreements to which Thomas and Wendy's are or may become parties as such agreements relate to the performance of Thomas in Wendy's commercials and including his entitlement to payment for such performances as provided by such agreements. Except as here specifically provided, this Assignment Agreement supersedes all prior agreements and understandings among the parties with respect to its subject matter and cannot be modified except by a written instrument signed by the parties hereto.

         7.05. SEVERABILITY. In the event that one or more of the provisions or parts of a provision contained in this Assignment Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Assignment Agreement in that jurisdiction or affect that provision in any other jurisdiction, but this Assignment Agreement shall be reformed and construed in any such jurisdiction as if such invalid or illegal or unenforceable provision or part of a provision had never been contained herein and such provision or part shall be reformed so that it would be valid, legal and enforceable to the maximum extent permitted in such jurisdiction.

         7.06. HEADINGS. The Article and Section headings contained in this Assignment Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Assignment Agreement.

         7.07. NOTICES. All notices, claims, certificates, requests, demands and other communications hereunder will be in writing and will be deemed to have been duly given if delivered personally, telecopied or mailed (registered or certified mail, postage prepaid, return receipt requested) as follows:

         (a)      If to Thomas:
                  R. David Thomas
                  One Bay Colony
                  Ft. Lauderdale, Florida 33308

         with a copy to:

                  Greenberg Traurig, LLP
                  MetLife Building 200 Park Avenue
                  New York, NY 10166
                  Attn: Richard Rosenbaum, Esq. or Alan Sutin, Esq.

         And

                  R. David Trust u/a dated 8/10/97
                  R. L. Richards, Trustee
                  5131 Post Road, Ste. 203
                  Dublin, Ohio 43017

         (b)      If to Wendy's:
                  Wendy's International, Inc.
                  4288 West Dublin-Granville Road
                  Dublin, Ohio 43017
                  Attention: General Counsel

or to such other address as the Person to whom notice is to be given may have previously furnished to the other in writing in the manner set forth above.

         7.08. LAW GOVERNING. This Assignment Agreement will be governed by, and construed and enforced in accordance with, the laws of the State of Ohio without regard to its conflicts of law rules, provided that this Assignment Agreement shall in no event be construed to limit the applicability of any state statutory or common law or federal law that grants protection to any element of the Thomas Persona. The parties agree that any legal disputes or claims arising out of this Assignment Agreement that are not required to be resolved according to the provisions of this Assignment Agreement shall be brought in the state courts of Franklin County, Ohio or, if jurisdiction is otherwise appropriate in the United States District Court for the Southern District of Ohio in Columbus, Ohio.

         7.09. AMENDMENTS. This Assignment Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written instrument duly executed or on behalf of each of the parties hereto.

         7.10. COUNTERPARTS. This Assignment Agreement may be executed simultaneously in counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

         7.11. EFFECTIVE DATE. This Assignment Agreement shall become effective on the date that all parties execute this Assignment Agreement (the "Effective Date"). The assignments, sales and transfers contemplated herein shall be effected, and the right to receive the Purchase Price shall be effective, as on the Effective Date.

         IN WITNESS WHEREOF, this Assignment Agreement consisting of these 22 pages has been duly executed and delivered by the parties hereto as of the date first above written.

WENDY'S INTERNATIONAL, INC.                 R. DAVID THOMAS


By:    /s/ John T. Schuessler               By:    /s/ R. David Thomas
       -------------------------------             -----------------------------
Name:      John T. Schuessler               Name:      R. David Thomas
       -------------------------------             -----------------------------
Title: Chief Executive Officer &            Title:
       President
       -------------------------------             -----------------------------
Date:                                       Date:  11/05/2000
       -------------------------------             -----------------------------



                                            Acknowledged by:

                                            I. LORRAINE THOMAS


                                            By:   /s/ I. Lorraine Thomas
                                                  ------------------------------
                                            Name:     I. Lorraine Thomas
                                                  ------------------------------
                                            Date: 11/5/2000
                                                  ------------------------------

State of Florida          )
                          )  ss:
County of Broward         )

         Be it remembered, that before me, a Notary Public, in and for said County personally appeared R. David Thomas who acknowledged that he did sign the foregoing instrument and that the same is his free act and deed this 5 day of Nov., 2000.

[SEAL]

  /s/ Laura Treliving
-----------------------------------------------------
Notary Public

State of Florida          )
                          )  ss:
County of Broward         )

         Be it remembered, that before me, a Notary Public, in and for said County personally appeared I. Lorraine Thomas who acknowledged that she did sign the foregoing instrument and that the same is her free act and deed this 5 day of Nov., 2000.

[SEAL]

  /s/ Laura Treliving
-----------------------------------------------------
Notary Public

State of Florida          )
                          )  ss:
County of Broward         )

         Be it remembered, that before me, a Notary Public, in and for said County personally appeared John T. Schuessler of Wendy's International, Inc., who acknowledged that he/she did sign the foregoing instrument and that the same is his/her free act and deed this 3rd day of November, 2000.

[SEAL]

  /s/ Kimberly J. Spenn (Seaborn)
-----------------------------------------------------
Notary Public

                                    EXHIBIT A

                                      DRAFT
                                      -----

                            CHARITY LICENSE AGREEMENT
                            -------------------------

This Agreement, effective (Date ), is entered into by and between Wendy's International, Inc., a corporation formed under the laws of Ohio, located at 4288 W. Dublin-Granville Road, Dublin, Ohio 43017 ("Licensor") and The Dave Thomas Foundation for Adoption, a not for profit corporation of the State of Ohio having its principal office at ____________ ("Licensee").

WHEREAS, Licensor is the owner of the proprietary rights in and to the name, likeness and image (the "Thomas Persona") of Dave Thomas the founder of Wendy's International, Inc. and in and to the trademarks of the names DAVE, DAVE THOMAS and the image of DAVE THOMAS (the "Trademarks"); and,

WHEREAS, Licensee was founded by Dave Thomas and has been granted permission to use the name DAVE THOMAS in the Trade Name DAVE THOMAS FOUNDATION FOR ADOPTION (the "Trade Name") in its corporate title and has used the Thomas Persona and the Trademarks (hereinafter collectively the "Property"), with permission, in connection with the promotion of its charitable causes; and,

WHEREAS, the parties hereto desire to formalize the relationship between them as Licensor and Licensee and to formally create a license agreement for the continued use of the Trade Name and the Property for the future, recognizing the valuable goodwill in the Trade Name and the Property that Licensor has created in association with Dave Thomas himself and recognizing the need for there to be continuing control over the proper use of the Trade Name and the Property by both Licensor and Licensee.

NOW, THEREFORE, in consideration of the mutual promises of this Agreement, the parties agree as follows:

1.       LICENSEE'S STATED PURPOSE.

         (a)      Licensee's Status.

                  Licensee represents and warrants that its charter is as a not-for-profit charitable organization and that its purpose and/or mission is: "to help connect American children with loving families through adoption." Licensee represents and warrants that it seeks and intends to use the Trade Name and the Property in furtherance of its purposes and mission and for no other purpose or reason.

         (b)      Changes in Licensee's Status.

                  Licensee shall advise Licensor of any change Licensee makes in its stated purpose and/or its mission statement.

2.       GRANT OF LICENSE.

         Licensor grants to Licensee a non-exclusive, royalty free right, with no right to sub-license, to make use of the Property in association with Licensee's Trade Name and its charitable activities, subject to the terms and conditions of this Agreement. Licensor reserves any rights, benefits and opportunities not expressly granted to Licensee under this Agreement.

3.       TERRITORY.

         The license granted under this Agreement shall be worldwide.

4.       TERM.

         This Agreement shall begin on the effective date hereof, first written above, and shall continue for such period of time Licensee desires to use the Property; provided that Licensee fully complies with the terms hereof.

5.       USE.

         (a)      Acknowledged Value.

                  Licensee acknowledges that the economic and financial value in and of the Property is as a result of Licensor's careful, tasteful and wholesome use of the Property in the advertising, promoting and identifying of Licensor's products and services. Licensee agrees that during this Agreement, and thereafter, it will not challenge or otherwise contest the title or any rights of Licensor to the Property or Licensor's right to control the use of the name DAVE THOMAS in Licensee's Trade Name or the validity of the License herein being granted.

         (b)      Limited Use.

                  Licensee's use of the Trade Name and/or Property shall be solely in furtherance of its purpose and mission and for no other reason.

         (c)      Approvals.

                  Any and all materials of any type or kind and directed to any media or medium such as, but without limitation to, advertising, solicitation, promotional or explanatory print, television, radio, Internet material in which Licensee uses, proposes to use or references the Trade Name and/or Property for any purpose must have the prior approval of Licensor in accordance with the procedures herein set forth.

         (e)      No Right To Produce Product.

                  Nothing in this Agreement is intended to grant and nothing herein shall be interpreted as granting any right to Licensee to make, have made for it, produce or have produced for it or to sell any products embodying the Trade Name and/or Property without the further written approval of Licensor which approval Licensor may give at its sole discretion and subject to whatever terms Licensor deems necessary.

6.       QUALITY AND APPROVAL.

         (a)      Purpose of Quality Control.

                  Because of the importance and value of the name Dave Thomas in the Trade Name and of the Property to Licensor as a result of its investment in making the Property known and because of the care and use of the Property by Licensor to create a friendly, wholesome and high quality image in and for the Property, Licensee acknowledges and understands the need for rigid quality control of its use of the Trade Name and for any uses it may make of the Property. Therefore all uses of the Trade Name and Property by Licensee must first be approved by Licensor.

         (b)      Pre-Use Approvals.

                  Licensee shall submit in writing to Licensor a request for approval and a pre-production specimen or sample of any materials using or relating to the Trade Name and/or Property. Licensee shall not produce or distribute any material using or relating to the Trade Name and/or Property prior to obtaining Licensor's written approval of the material. If Licensor fails to approve any pre-production submittal within twenty (20) days after receipt of Licensee's submission, such failure shall constitute a disapproval of the material and Licensee shall not produce or distribute such materials.

         (c)      Production Approval.

                  Licensee shall submit in writing to Licensor for approval a final "production" sample or specimen of all materials using or relating to the Trade Name and/or Property immediately upon Licensee's receipt of the materials for distribution, but prior to the distribution of the materials. Licensor shall promptly give its written approval of such production materials. Failure of Licensor to give its written approval shall constitute disapproval of the production material.

         (d)      Quality Maintenance.

                  Licensee shall maintain the same quality in the materials produced relating to the Trade Name and/or Property as in the samples approved by Licensor. If during the term of this Agreement there is to be any change in the materials relating to the Trade Name and/or Property after the approval of production samples, Licensee must comply with the provisions of Paragraph 6(b) and Paragraph 6(c) for such material before its production and/or distribution.

         (e)      Cooperation of the Parties.

                  The parties hereto contemplate that the approvals of Licensor will not be unreasonably withheld and that the parties will cooperate and work together to see to it that all deadlines of the Licensee for the release of its materials is met with approval. It is, however, further understood that the approvals shall be granted by Licensor as it in its sole discretion believes appropriate, in view of the value of the Trade Name and Property to Licensor and the extensive investment it has in the Property.

7.       LICENSOR'S USE OF THE TRADE NAME AND PROPERTY.

         (a)      Community Standards.

                  The parties recognize that the activities of the Licensee require that Licensor not demean the Trade Name or Property. Therefore, Licensor agrees that its use of the Trade Name and Property shall always be in good taste and within the standards of the community as a whole. The parties agree that the standards of the community shall be those of the Greater Columbus, Ohio area.

         (b)      Dispute Of Parties As To Licensor's Use.

                  In the event that Licensor adopts a use of the Trade Name or Property that the Licensee believes disparages or brings disrepute to the Trade Name or Property and/or the heirs of Dave Thomas or to the Licensee, the Licensee shall demand in writing that Licensor cease such use of the Trade Name or Property. If Licensee does not have a written response from Licensor assuring Licensee that the use complained of by Licensee will cease within ten days from the date of receipt of the Licensee's complaint; or if Licensor disagrees with Licensee that the use is disparaging of or brings disrepute to the Trade Name, Property, the heirs of Dave Thomas or Licensee, then the Licensee or Licensor may convene the Community Standard Committee to act as arbitrators to decide the sole issue of whether, within the community standards, the use of the Trade Name or Property by Licensor disparages or brings disrepute to the Trade Name or Property, the heirs of Dave Thomas or Licensee.

                  The community standard that shall guide the arbitrators is the standards of the greater Columbus, Ohio area at the time the issue arises. Greater Columbus shall be defined as Columbus, Ohio and all communities within a 20-mile radius of the Ohio State capital building at its location as of January 1, 2000.

                  The Standards Committee shall consist of a total of five (5) members reflecting the community at large, including one representative appointed from the Columbus Bar Association ("CBA"), one representative from the Columbus, Ohio Chamber of Commerce; one representative from the Columbus, Ohio chapter of the Council of

         Christians and Jews, and two members at-large, appointed by the Franklin County Probate Court from the Greater Columbus, Ohio community. The Court shall assure by its selection that Standards Committee shall at all times include at least one member that is a racial minority and shall contain members of different sexes. The Columbus Bar Association committee member shall be designated as the Chairman of the Standards Committee.

         (c)      Purpose and Governing Standard.

                  The Standards Committee's purpose shall be to determine that the uses of the Thomas Persona by Licensor comports with the community standards as represented by the Greater Columbus, Ohio community.

         (d)      Standards Committee Endowment.

                  Licensor shall initially endow the Standards Committee in an amount of not less than one hundred and fifty thousand dollars (US $150,000) which amount shall be placed in a trust account at the _____bank in Columbus Ohio (the "Endowment Fund") and the interest accrued thereon paid to Licensor annually or, at Licensor's sole option added to the principle in the trust account. Licensor shall see that the trust amount is adjusted for inflation annually so that the trust amount remains at purchasing level equivalent to $150,000.00 in the year 2000. The Endowment Fund may be used as the Standards Committee deems reasonably appropriate including payment of an hourly rate to its members in the amount that they would charge clients or customers of their regular services, but in no instance more than $250.00 per hour in the year 2000. The Endowment Fund may be used to pay for the services of a secretary as, if and when needed. Moreover, in the event a dispute arises between the Foundation and Licensor and the Procedure outlined herein is instituted, and the Standards Committee, in its sole discretion, determines that legal and/or expert advice is necessary for it to present its position, Endowment Fund money may be used for such purposes and shall be immediately replenished by Licensor so that the initial amount is always available to the Standards Committee at any given time. It is contemplated by the parties hereto that the Standards Committee will only rarely need to convene. Licensee and Licensor each shall use their best efforts to resolve all issues with respect to the disputed use between themselves.

         (e)      Dispute Resolution.

                  If the parties hereto are unable to reach a resolution with respect to the disputed use, they may present the matter to the Standards Committee for determination upon procedures that are determined by the Standards Committee which the parties hereto recommend should follow recognized arbitration proceeding procedures streamlined to the greatest extent possible to provide for as expedient and inexpensive resolution as possible.

                  The decision of a majority of the Standards Committee shall be binding and final.

                  The decision shall be enforceable, if need be, by the United States District Court for the Southern District of Ohio, Eastern Division. It is understood and agreed that the sole issue before the Standards Committee panel and the only decision of the Committee that can be enforced and, if enforced, the only injunction that may issue from the court, shall be restricted to the particular use of the Trade Name or property that is deemed to be in violation of the community standard and no broader issue or matter is to be considered by the Community Standards Committee.

8.       OWNERSHIP OF RIGHTS.

         (a)      Licensor is the Sole and Exclusive Owner.

                  Licensee agrees and understands that Licensee has no right to apply for or register the Trade Name and/or Property as a trademark, service mark, membership mark, certification mark or collective mark but that Licensor may apply for and register the Trade Name and/or Property for any or all of those activities of Licensee under any federal or state statutes now in existence or enacted in the future for the protection of intellectual property including, but not limited to, trademarks and publicity or persona rights. Licensee acknowledges, agrees and understands that its use of the Trade Name and/or Property inures to the benefit of Licensor.

         (b)      Other Licenses.

                  Licensee recognizes that Licensor may already have entered into, and may in the future enter into, license agreements with respect to the Trade Name and/or Property for use by other charitable organizations on or in materials for the promotion of those Licensees' organizations and on or in similar materials as referenced in this License.

         (c)      No Use of Licensor's Name.

                  Nothing herein is intended to grant and nothing herein shall be interpreted as granting any rights to Licensee to use and Licensee shall not use Licensor's name or the Property other than as permitted or acknowledged hereunder. Licensee shall not represent that it has any rights to the Trade Name and/or Property other than those expressly granted under this Agreement. Licensee shall not use and/or authorize the use, either during or after the Term of this Agreement, except as provided herein, any configuration, trademark, trade name or other designation confusingly similar to the Trade Name and/or Property and/or the Licensor's name.

9.       INFRINGEMENTS.

         Licensee shall assist Licensor in the enforcement of any rights of Licensor in the Trade Name and/or Property. Licensor may, at its sole cost and expense, commence or prosecute any claims or actions in its own name or in the name of Licensee or join Licensee as a party thereto. Licensee shall notify Licensor in writing of any infringements by third parties of the Trade Name and/or Property that may come to Licensee's attention. Licensor shall have sole right to determine whether any action shall be taken on account of any infringement. Licensee shall not contact the third party, make any demands of claims, institute any suit or take any other action on account of such infringements without first obtaining the prior written permission of Licensor. All costs and expenses, including attorneys' fees, incurred in connection with any suit instituted by Licensee without the consent of Licensor shall be borne solely by Licensee.

10.      COOPERATION WITH LICENSOR.

         (a)      Intellectual Property Protection.

                  Licensee agrees to cooperate with Licensor in any intellectual property protection of the Trade Name and/or Property by Licensor that Licensor may desire to file or in the conduct of any litigation relating to the Trade Name and/or Property. Licensee shall, upon Licensor's request, supply to Licensor such samples of materials using the Trade Name and/or Property as Licensee may have, shall give testimony and cooperate with Licensor as may reasonably be required in connection with any such protection activity.

         (b)      Rights Are Licensor's.

                  Licensee shall not at any time apply for any copyright, trademark or patent protection which would affect Licensor's ownership of any rights in the Trade Name and/or Property nor file any documents with any governmental authority or take any other action which could affect Licensor's ownership of the Trade Name and/or Property, or aid or abet anyone else in doing so.

         (c)      Choice of Counsel.

                  With respect to all claims and actions, including actions in which Licensee is joined as a party, Licensor shall have the sole right to employ counsel of its choosing and to direct handling of the litigation and any settlement thereof. Licensor shall be entitled to receive and retain all amounts awarded as damages, profits or otherwise in connection with such actions.

11.      TRADEMARK AND COPYRIGHT OWNERSHIP AND NOTICES.

         (a)      Legends.

                  All materials shall contain appropriate legends, markings and/or notices as required from time to time by Licensor, to give notice to the public of Licensor's right. The following legend shall appear at least once in each piece of material produced:

                  The name of Dave Thomas and the persona of Dave Thomas are trademarks of and used under license from Wendy's International, Inc.

         (b)      Copyrights.

                  Licensor and Licensee agree and intend that all artwork, video, film, dialogue or other copyrightable works embodying the Trade Name and/or Property created by Licensee or any other person or entity and used with the Trade Name and/or Property shall be the property of Licensor, which shall be entitled to use and license others to use such works subject to the provisions of this Agreement. Licensee shall assign to Licensor the copyright in such works and shall execute any additional documents proposed by Licensor to effectuate and confirm Licensor's sole and exclusive ownership of all copyright in and to such works, and Licensee irrevocably appoints Licensor as its attorney-in-fact to execute any and all such documents if Licensee fails to return executed copies of such documents to Licensor within five (7) working days following Licensor's submission of them to Licensee.

12.      TERMINATION.

         This Agreement shall terminate upon the dissolution of the Licensee as a not-for-profit corporation or upon the change of the purpose or mission statement of the Licensee to a purpose antithetical to the interests of Licensor or the standards of the community. In the event of such change of purpose by Licensee, Licensor may notify Licensee, in writing, of the termination of the Agreement. Licensee shall confirm in writing to Licensor, within ten days of the date of the Licensor's written notice of termination, Licensee's full cessation of the use of the Trade Name and/or Property. In the event the Licensee does not cease its use of the Trade Name and/or Property, Licensor may file suit and seek an Order of the court, enjoining all further use of the Trade Name and/or Property by the Licensee and seeking all other relief to which it is entitled under any state or federal law.

13.      INDEMNITY AND INSURANCE.

         (a)      Claims Against Licensor.

                  Licensee acknowledges that it will have no claims against Licensor for any damage to property or injury to persons arising out of the operation of Licensee's business. Licensee agrees to indemnify, hold harmless and defend Licensor with legal counsel acceptable to Licensor from and against all demands, claims, injuries, losses, damages, actions, suits, causes of action, proceedings, judgments, liabilities and expenses, including attorneys' fees, court costs and other legal expenses, arising out of or connected with the Licensee's use of the Trade Name and/or Property.

         (b)      Insurance.

                  Licensee shall obtain and maintain during the term of this Agreement comprehensive general liability insurance coverage naming Licensor as additional insured. Such insurance shall be underwritten by insurers satisfactory to Licensor and shall be written for limits of not less than $2,000,000 each occurrence combined, for bodily injury, including death and property damage. Licensee shall furnish Licensor promptly upon the execution of this Agreement with a certificate of insurance stating thereon the limits of liability, the period of coverage, the parties insured (including Licensee and Licensor), and the insurer's agreement not to terminate or materially modify such insurance without endeavoring to notify Licensor in writing at least ten (10) days before such termination or modification. Coverage provided for Licensor shall be primary, and any insurance maintained by Licensor shall be in excess and not contributing with any insurance provided by Licensee. Coverage shall be on an occurrence rather than a claims made basis. In no event shall Licensee make any use of the Property before Licensor's receipt of such insurance certificate.

         (c)      Copyright Permission.

                  Licensee has the responsibility to procure legally sufficient permission from the copyright owners of photographs, illustrations and/or artwork used in conjunction with materials using the Property. Licensee indemnifies and holds Licensor harmless from any and all claims made by third parties with respect to copyrighted material used by Licensee.

14.      NOTICE.

         Notices provided for herein shall be considered effectively given when sent by Certified Mail, in the case of Licensor, to:

                                            Wendy's International, Inc.
                                            Attn: General Counsel
                                            4288 W. Dublin-Granville Road
                                            Dublin, Ohio 43017

and, in the case of Licensee, to:

                                            The Dave Thomas Foundation
                                            Attn: Director

15.      ASSIGNMENT AND SUBLICENSE.

         The license granted hereunder is personal to Licensee, and Licensee shall not assign, transfer or sub-license any of its rights under this Agreement or delegate any of its obligations under this Agreement (whether voluntarily, by operation of law, change in control or otherwise) without Licensor's prior written approval. Any attempted assignment, transfer, sublicense or delegation by Licensee without such approval shall be void and a material breach of this Agreement. Subject to the foregoing, this Agreement will be binding upon, and inure to the benefit of, the parties and their respective successors and assigns.

16.      INDEPENDENT CONTRACTOR.

         Licensee is an independent contractor and not an agent, partner, joint venturer, affiliate or employee of Licensor. No fiduciary relationship exists between the parties. Neither party shall be liable for any debts, accounts, obligations or other liabilities of the other party, its agents or employees. Licensee shall have no authority to obligate or bind Licensor in any manner. Licensor has no proprietary interest in Licensee and has no interest in the business of Licensee, except to the extent expressly set forth in this Agreement.

17.      SEVERABILITY.

         If any provision of this Agreement shall be determined to be illegal and unenforceable by any court of law or any competent governmental or other authority, the remaining provisions shall be severable and enforceable in accordance with their terms so long as this Agreement without such terms or provisions does not fail of its essential purpose or purposes. The parties will negotiate in good faith to replace any such illegal or unenforceable provision or provisions with suitable substitute provisions that will maintain the economic purposes and intentions of this Agreement.

18.      MISCELLANEOUS.

         (a)      Captions.

                  The captions for each Paragraph have been inserted for the sake of convenience and shall not be deemed to be binding upon the parties for the purpose of interpretation of this Agreement.

         (b)      Scope and Amendment of Agreement.

                  This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement, supersedes any and all prior and contemporaneous negotiations, understandings or agreements in regard to the license of the Trade Name and/or Property and is intended as a final expression of their Agreement.

         (c)      Governing Law.

                  This Agreement will be deemed to have been executed in the State of Ohio and will be construed and interpreted according to the laws of that State without regard to its conflicts of law principles or rules. The parties agree that any legal action or proceeding with respect to this Agreement shall be brought in the United States District Court for the Southern District of Ohio, Eastern Division, or, if such court does not have jurisdiction, in any court of general jurisdiction in the County of ______, Ohio. Licensee consents to the personal jurisdiction of such courts, agrees to accept service of process by mail and hereby waives any jurisdictional or venue defenses otherwise available to it.



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

         (c)      ADVICE OF COUNSEL.

                  Each of the parties hereto has entered into this Assignment Agreement with the advice of counsel of its own choosing and understands its rights and obligations under this Assignment Agreement.

         (e)      Interpretation.

                  The parties agree that each party and its counsel has reviewed this Agreement and the normal rule of construction that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement.

         (f)      Waiver.

                  The failure of Licensor to insist in any one or more instances upon the performance of any term, obligation or condition of this Agreement by Licensee or to exercise any right or privilege herein conferred upon Licensor shall not be construed as thereafter waiving such term, obligation, or condition, or relinquishing such right or privilege, and the acknowledged waiver or relinquishment by Licensor of any default or right shall not constitute waiver of any other default or right. No waiver shall be deemed to have been made unless expressed in writing and signed by the General Counsel of Licensor.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their authorized representatives on the dates indicated below.

LICENSOR                                LICENSEE

Wendy's International, Inc.             The Dave Thomas Foundation for Adoption

By:_________________________________    By:_____________________________________

Date:_______________________________    Date:___________________________________



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


                                   SCHEDULE A

                                 R. DAVID THOMAS
                            Sr. Chairman and Founder
                           Wendy's International, Inc.


HONORARY DEGREES
----------------
Doctorate of Law, Duke University
Honorary Professor, Baylor University
Doctorate of Law, Northwood Institute
Doctorate of Human Letters, Hawthorne College
Honorary Doctorate of Law, Hanover College
Honorary Doctorate of Humanities, Clemson University
Honorary Doctorate of Commerce, St. Mary's University, Halifax, Nova Scotia Honorary Doctorate of Law, Franklin University, Columbus, Ohio
Honorary Doctorate of Humane Letters, Jacksonville University
Honorary Doctorate of Business Administration, The Ohio State University Honorary Doctorate of Humanities, Capital University, Columbus, Ohio
Honorary Doctorate of Humane Letters, Univ. Massachusetts Medical Center, Boston


EDUCATION
---------
Achieved GED certificate and high school diploma in 1993, Ft. Lauderdale, 45 years after leaving high school


RESTAURANT AND BUSINESS AWARDS
------------------------------
Restaurant Industry Man of the Year (MUFSO) -- 1977
Horatio Alger Award -- 1979
Silver Plate Award from the Restaurant Industry (IFMA) -- 1979
Ohio Governor's Award -- 1982
International Leadership Award for Business Entrepreneurship -- 1982 Businessman of the Year, Tiffin University
Businessman of the Year, Northwood Institute -- 1985
Entrepreneur of the Year, Students in Free Enterprise -- 1985
Entrepreneur of the Year, Southern Illinois University
Entrepreneur of the Year, Duke University -- 1986
Entrepreneur of the Year, Wichita State University
Entrepreneur of the Year, University of Akron -- 1987
Junior Achievement Hall of Fame, Central Ohio JA -- 1988
Sales Executive of the Year, Columbus Chamber of Commerce -- 1990
Entrepreneur of the Year, Inc. Magazine -- 1991

------------------------------

Leadership Award, RESTAURANT BUSINESS Magazine -- 1992
Junior Achievement Columbus Hall of Fame, Columbus, Ohio -- 1992
Entrepreneur of the Year Award, Florida International University -- 1993 Hall of Fame Award, International Franchise Association -- 1993
Diplomate Award, National Restaurant Association -- 1995
Junior Achievement Business Hall of Fame, Dubuque, IA -- 1995
Career Achievement Award, Henry Ford Health System Foundation -- 1995 Pioneer Award, MUFSO --- 1995
International Prize, James Madison Institute for World Capitalism -- 1996 Lifetime Achievement Award, National 4-H Association -- 1997
Consumers Choice Businessman of the Year -- 1998
Junior Achievement National Business Hall of Fame -- 1999
Adam Smith Award for Enterprise, Hillsdale College -- 1999

HUMANITARIAN AWARDS AND OTHER HONORS
------------------------------------
Kentucky Colonel Award
Michael F. Tamer Distinguished Service Award, St. Jude's
        Children's Hospital -- 1979
Governor's Award, State of Ohio -- 1982
Americanism Award, Anti-Defamation League of B'Nai B'rith -- 1986
State of Israel 40th Anniversary Medal, Israel Bonds -- 1988
Spokesman for President Bush's Adoption Initiative, "Adoption Works . . . For
        Everyone"
National Council for Adoption Hall of Fame -- 1990
Arkansas Traveler Award, State of Arkansas -- 1991
National Voice for Children Award, Florida Children's Home Society -- 1991 Founders Award for Service To Youth, Directions For Youth (Columbus) -- 1991 Ballington and Maud Booth Award, Volunteers of America -- 1992
Service Leadership Award, Rochester Institute of Technology -- 1992 Humanitarian Award, Variety Club of Memphis -- 1992
Defender of Freedom Award, Enterprise Ambassador Program, Nova University --
        1992
Master Mason of the Year, Sol D. Bayless Lodge (Ft. Wayne, IN) -- 1992
Man of the Year, Juvenile Diabetes Foundation International -- 1993
Service to Children Award, Adoptive Families of America -- 1993
Good Scout Award, Boy Scouts of America -- 1993
Georgia Torchlight Award for Literacy -- 1994
Natalie Heineman Award for Outstanding Service to Children, Child
        Welfare League of America -- 1994
Distinguished Achievement Award, Masonic Grand Lodge of New York - 1994 National Hero Award, Big Brothers/Big Sisters -- 1994
Humanitarian Award, NAACP -- 1994
Alison Award, National Adoption Center -- 1994
National Caring Award, National Caring Institute -- 1994

------------------------------------

Honorary Texas Ranger Commendation -- 1994
Adoption Education Award, Family Resource Center -- 1994
Adoption Hall of Fame, AASK/Texas -- 1994
Norman Vincent Peale Award for Positive Thinking -- 1995
Child Advocate of the Year, North American Council on Adoptable Children -- 1995 Service to Mankind Award, Columbus Sertoma -- 1995
33(Degree) of the Ancient and Accepted Scottish Rite of Free Masonry -- 1995 Sonia Strumpf Award, Queens Child Guidance Center, New York -- 1996 Chairperson's Award of Honor, United Methodist Association -- 1996
Humanitarian Award, Temple Israel, Columbus, Ohio -- 1996
President's Award, Court Appointed Special Advocates -- 1996
Father of the Year, Father's Day Council of South Florida -- 1996
Indiana Pathfinders Award, Youthlinks Indiana -- 1996
Families are Golden Award, Spaulding for Children -- 1996
Crystallus Award, St. Coletta's Home, Chicago -- 1996
Olympic Torchbearer, 1996 Olympic Games (carried in Dublin, Ohio)
Ohio Veterans Hall of Fame -- 1996
Guiness Book of World Records, "Longest Running TV Advertising Campaign,
        Starring Company Founder" -- 1996
Golden Blooper Award, Dick Clark Productions -- 1996
Child Advocate of the Year, Starr Commonwealth -- 1997
Grand Cross, Court of Honour - Scottish Rite -- 1997
Grand Master's Community Service Award, Grand Lodge of Ohio -- 1998
Golden Heart Award for Community Service, American Heart Association of
        Broward County (presented to Dave & Lorraine Thomas) -- 1998
Parenting Leader Award, PARENTING MAGAZINE -- 1999
Distinguished Service Award, Ohio Council of Retail Merchants -- 1999
Martha S. Wilkinson Award for Literacy, Kentucky -- 2000
Univ. Massachusetts Chancellor's Award -- 2000

COLLEGE BOARDS
--------------
Duke University, Durham, North Carolina
Nova Southeastern University, Fort Lauderdale, Florida

OTHER ORGANIZATIONS
-------------------
Ancient and Accepted Scottish Rite of Free Masonry
First Baptist Church of Fort Lauderdale, Fort Lauderdale, Florida
Screen Actors Guild

GOLF & COUNTRY CLUBS
ATHLETIC & SOCIAL CLUBS
-----------------------

Adios Golf Club, Deerfield Beach, Florida
Athletic Club of Columbus, Columbus, Ohio
Buckeye Lake Yacht Club, Buckeye Lake, Ohio
The Capital Club, Columbus, Ohio
Coral Ridge Country Club, Fort Lauderdale, Florida
Firestone Country Club, Akron, Ohio
Granite Woodlands Golf Club, Columbia, South Carolina
The Lakes Golf and Country Club, Westerville, Ohio
Lighthouse Point Yacht Club, Fort Lauderdale, Florida
Muirfield Village Golf Club, Dublin, Ohio
New Albany Country Club, New Albany, Ohio
Ocean Reef Club, Key Largo, Florida
The Olde Farm, Bristol, Virginia
Scioto Country Club, Columbus, Ohio
Treyburn Country Club, Durham, North Carolina